UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 1, 2018

iSign Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19301	94-2790442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2033 Gateway Place, Suite 659

San Jose, CA 95110

(Address of principal executive offices)

(650) 802-7888

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On August 1, 2018, iSign Solutions Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with certain investors (each an “Investor,” and, collectively, the “Investors”). Under the terms of the Purchase Agreement, the Company received loans in the aggregate amount of $283,750 (the “Loans”) from the Investors in exchange for the Company’s issuance to each of the Investors of a secured convertible promissory note equal to the amount of such Investor’s loan contribution to the Company plus an original issue discount of twenty percent (20%) for a total of $340,500 in note principal (each a “Note,” and, collectively, the “Notes”). The Loans consisted of $205,000 in cash and of $78,750 due under certain advances on accounts receivable received by the Company during the quarter ended June 30, 2018, and exchanged into Notes under the Purchase Agreement. The Notes bear interest at the rate of 10% per annum, and have a maturity date of December 31, 2018. Should the Notes remain outstanding past the maturity date, an additional, one-time 30% will accrue on the principal of the Notes. The Notes may be converted by their terms at the option of Investors into shares of the Company’s common stock.

The Company may use any funds received from the Investors for working capital and general corporate purposes, in the ordinary course of business, and to pay fees and expenses in connection with the Company’s entry into the Purchase Agreement.

Transactions With Related Persons

SG Phoenix LLC assisted the Company in negotiating with Investors the term sheet for the transaction described above, the terms of which were approved by a Special Committee of the Board of Directors comprised of disinterested directors, as well as the entire Board of Directors. SG Phoenix LLC is the management company of Phoenix Venture Fund LLC, the Company’s largest stockholder, which has participated in several of the Company’s previous financing transactions. Philip Sassower and Andrea Goren are the co-managers of SG Phoenix LLC, and are also the Company’s Chief Executive Officer and Chief Financial Officer, respectively. Stanley Gilbert, Andrea Goren and/or entities affiliated to them participated as Investors in the above described financing. Mr. Sassower is Co-Chairman of the Board of Directors, Mr. Gilbert is a member of the Company’s Board of Directors, and Mr. Goren is also a member of the Company’s Board of Directors and the Company’s Corporate Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iSign Solutions Inc.
August 2, 2018
	By:	/s/ Andrea Goren
Andrea Goren Chief Financial Officer

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